UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 17, 2007

Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-3382	56-0165465
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

410 S. Wilmington Street, Raleigh, North Carolina		27601-1849
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-546-6111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 17, 2007, the Board of Directors of Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. amended its By-Laws by adding a subsection regarding qualifications of directors. The amendment added the following new paragraph as subsection 10(b) effective September 17, 2007:

"10(b) Any employee of the Company or any of its affiliates who currently serves, or who is, in the future, elected to serve on the Board of Directors of the Company must remain an employee of the Company or one of its affiliates in order to be qualified to serve on the Board of Directors. The term of any such Director’s service on the Board will terminate immediately upon termination of his or her employment with the Company and its affiliates."

Additionally, current Sections 10(b), 10(c) and 10(d) of the By-Laws, were re-designated as 10(c), 10(d) and 10(e) respectively.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc.

September 17, 2007	By:	Jeffrey M. Stone

Name: Jeffrey M. Stone
Title: Chief Accounting Officer